                                                                  EXECUTION COPY


================================================================================


                              AMENDED AND RESTATED

                            SECURITYHOLDERS AGREEMENT





                                      AMONG



                                 GARTNER, INC.,



                           SILVER LAKE PARTNERS, L.P.



                                       AND


                      THE SECURITYHOLDERS SIGNATORY HERETO



                      ORIGINALLY DATED AS OF APRIL 17, 2000
                                       AND
                    AMENDED AND RESTATED AS OF JULY 12, 2002

================================================================================

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
ARTICLE I DEFINITIONS.............................................................................................1

         SECTION 1.1                Certain Defined Terms.........................................................1
         SECTION 1.2                Other Definitional Provisions.................................................6

ARTICLE II CORPORATE GOVERNANCE...................................................................................7

         SECTION 2.1                Board Representation..........................................................7
         SECTION 2.2                Committees....................................................................7
         SECTION 2.3                Consent Rights................................................................7
         SECTION 2.4                Available Financial Information...............................................9
         SECTION 2.5                Board Expenses...............................................................10
         SECTION 2.6                Termination of Director Designees and Related Rights.........................10

ARTICLE III TRANSFERS............................................................................................10

         SECTION 3.1                Investor Securityholder Transferees..........................................10
         SECTION 3.2                Transfer Restrictions........................................................10
         SECTION 3.3                Legends......................................................................11

ARTICLE IV REGISTRATION RIGHTS...................................................................................11

         SECTION 4.1                Incidental Registrations.....................................................11
         SECTION 4.2                Registration on Request......................................................12
         SECTION 4.3                Registration on Change in Control............................................15
         SECTION 4.4                Registration Procedures......................................................16
         SECTION 4.5                Information Supplied.........................................................19
         SECTION 4.6                Restrictions on Disposition..................................................19
         SECTION 4.7                Indemnification..............................................................19
         SECTION 4.8                Required Reports.............................................................22
         SECTION 4.9                Selection of Counsel.........................................................22
         SECTION 4.10               Holdback Agreement...........................................................22
         SECTION 4.11               No Inconsistent Agreements...................................................23

ARTICLE V EQUITY PURCHASE RIGHTS.................................................................................23

         SECTION 5.1                Subsidiary Purchase Rights...................................................23
         SECTION 5.2                Acquisition of Additional Shares of Common Stock.............................23

ARTICLE VI CERTAIN COVENANTS.....................................................................................24

         SECTION 6.1                HSR Approval.................................................................24
         SECTION 6.2                Convertible Preferred Stock..................................................25
         SECTION 6.3                Common Stock Repurchases.....................................................25

                                                                                                               Page
                                                                                                               ----
ARTICLE VII MISCELLANEOUS........................................................................................25

         SECTION 7.1                Silver Lake Indemnification..................................................25
         SECTION 7.2                Termination..................................................................26
         SECTION 7.3                Amendments and Waivers.......................................................26
         SECTION 7.4                Successors, Assigns and Transferees..........................................27
         SECTION 7.5                Notices......................................................................27
         SECTION 7.6                Further Assurances...........................................................27
         SECTION 7.7                Entire Agreement.............................................................27
         SECTION 7.8                Delays or Omissions..........................................................27
         SECTION 7.9                Governing Law; Jurisdiction; Waiver of Jury Trial............................28
         SECTION 7.10               Severability.................................................................28
         SECTION 7.11               Effective Date...............................................................28
         SECTION 7.12               Enforcement..................................................................28
         SECTION 7.13               Titles and Subtitles.........................................................28
         SECTION 7.14               No Recourse..................................................................28
         SECTION 7.15               Counterparts; Facsimile Signatures...........................................29

                  THIS AMENDED AND RESTATED SECURITYHOLDERS AGREEMENT (this "Agreement") is entered into as of July 12, 2002 and amends and restates the Securityholders Agreement (the "Original Securityholders Agreement") originally entered as of April 17, 2000, among GARTNER, INC., (formerly Gartner Group, Inc.), a Delaware corporation (the "Company"), Silver Lake Partners, L.P., a Delaware limited partnership, Silver Lake Investors, L.P., a Delaware limited partnership, and Silver Lake Technology Investors, L.L.C., a Delaware limited liability company (together with successor entities, "Silver Lake"), and Integral Capital Partners IV, L.P., a Delaware limited partnership, and Integral Capital Partners IV MS Side Fund, L.P., a Delaware limited partnership.

                                    RECITALS

                  WHEREAS, the Company, Silver Lake and certain other Investor Securityholders (as defined below) have entered into a Securities Purchase Agreement, dated as of March 21, 2000, as amended, supplemented or otherwise modified from time to time (the "Securities Purchase Agreement"), pursuant to which Silver Lake and other Investor Securityholders purchased $300.0 million original aggregate principal amount of 6% convertible subordinated notes due 2005 of the Company (the "Notes") and the Spin Right (as defined below), for an aggregate purchase price of $300.0 million; and

                  WHEREAS, the parties hereto have previously entered into certain arrangements relating to the Company, the Notes, the Class A Common Stock and the Convertible Preferred Stock (each as defined below), pursuant to the Original Securityholders Agreement.

                  NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual promises hereinafter set forth, the parties hereby amend and restate the Original Securityholders Agreement as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.1 Certain Defined Terms. As used herein, the following terms shall have the following meanings:

                  "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person, for so long as such Person remains so associated to the specified Person; provided that beneficial ownership of 10% or more of voting interests of a Person shall be deemed "control".

                  "as converted" means, with respect to any Equity Securities owned by any Investor Securityholder and its Affiliates that are convertible into, or exchangeable or exercisable for Class A Common Stock, such Equity Securities on an as converted, exchanged or exercised basis.

                  "beneficial owner" or "beneficially own" has the meaning given such term in Rule 13d-3 under the Exchange Act and a Person's beneficial ownership of Common Stock or Preferred Stock or other Voting Securities of the Company shall be calculated in accordance with the provisions of such Rule; provided, however, that for purposes of determining beneficial ownership, (i) a Person shall be deemed to be the beneficial owner of any security which may be acquired by such Person whether within 60 days or thereafter, upon the conversion, exchange or exercise of any warrants, options, rights or other securities and (ii) no Person shall be deemed to beneficially own any security solely as a result of such Person's execution of this Agreement.

                  "Board" means the Board of Directors of the Company.

                  "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in The City of New York.

                  "Bylaws" means the Bylaws of the Company, as in effect on the date hereof and as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and the terms of the Restated Certificate.

                  "Capital Stock" means, with respect to any Person at any time, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock, partnership interests (whether general or limited) or equivalent ownership interests in or issued by such Person, and with respect to the Company includes, without limitation, any and all shares of Common Stock and preferred stock.

                  "Certificate of Designation" means the Certificate of Designation with respect to the Company's Convertible Preferred Stock.

                  "Claims" has the meaning assigned to such term in Section 4.6(a).

                  "Class A Common Stock" means the Common Stock, Class A, par value $0.0005 per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.

                  "Class B Common Stock" means the Common Stock, Class B, par value $0.0005 per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.

                  "Closing" and "Closing Date" have the meanings assigned to such terms in the Securities Purchase Agreement.

                  "Common Stock" means, collectively, the Class A Common Stock and the Class B Common Stock.

                  "control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

                  "Convertible Preferred Stock" means the Company's Series C Junior Convertible Participating Preferred Stock, into which the Notes may be convertible and having the designations set forth in the Certificate of Designations (as defined in the Letter Agreement).

                  "Credit Agreement" has the meaning assigned to such term in the Notes.

                  "Demand Party" has the meaning assigned to such term in
Section 4.2(a).

                  "Director" means any member of the Board.

                  "Divestiture" has the meaning assigned to such term in Section 2.3(vi).

                  "Equity Securities" means any and all shares of Capital Stock of the Company, securities of the Company convertible into, or exchangeable or exercisable for, such shares, and options, warrants or other rights to acquire such shares (including the Notes and the Convertible Preferred Stock).

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "Exempt Acquisition" means any acquisition (whether through merger, consolidation or otherwise) which has a purchase price (including any assumed indebtedness and valuing any non-cash consideration at its Fair Market Value) of less than $75.0 million.

                  "Exempt Divestiture" means any Divestiture pursuant to which the value of the assets being divested (including any assumed indebtedness and valuing any non-cash consideration at its Fair Market Value) is less than $75.0 million.

                  "Fair Market Value" has the meaning assigned to such term in
Section 4(d)(iv) of the Note.

                  "Fully-Diluted Basis" with respect to Voting Securities means the number of shares of Voting Securities which are issued and outstanding or owned or held, as applicable, at the date of determination plus the number of shares of Voting Securities issuable pursuant to any securities (other than Voting Securities), warrants, rights or options then outstanding, convertible into or exchangeable or exercisable for (whether or not subject to contingencies or passage of time, or both), Voting Securities (including the Convertible Preferred Stock and the Notes).

                  "GAAP" means generally accepted accounting principles, as in effect in the United States of America from time to time.

                  "Group" has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act.

                  "Holder" means Silver Lake and any other holder of Registrable Securities (including any direct or indirect Transferees of Silver Lake or its Affiliates) entitled to the rights, and bound by the obligations, under this Agreement in accordance with Section 3.1(b).

                  "HSR Act" means the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended.

                  "Impaired Tax-free Change in Control Transaction" has the meaning assigned to such term in Section 4.3.

                  "incur" means, directly or indirectly, to incur, refinance, create, assume, guarantee or otherwise become liable with respect to.

                  "Indemnified Parties" has the meaning assigned to such term in
Section 4.6(a).

                  "Investor Securityholder" means Silver Lake, each other securityholder that purchased Notes from the Company on the Closing Date and any Transferee of the foregoing.

                  "Issuance Notice" has the meaning assigned to such term in
Section 5.1(b).

                  "Law" has the meaning assigned to such term in the Securities Purchase Agreement.

                  "Letter Agreement" shall mean the letter agreement dated the date hereof with respect to the possible issuance of the Convertible Preferred Stock.

                  "Losses" has the meaning assigned to such term in Section 7.1.

                  "NASD" means the National Association of Securities Dealers, Inc.

                  "Notes" means the Company's 6% convertible subordinated notes due 2005.

                  "NYSE" means the New York Stock Exchange, Inc.

                  "Other Holders" means Persons other than Holders who, by virtue of agreements with the Company, are entitled to include their securities in certain registrations hereunder.

                  "Other Securities" means securities of the Company, other than Registrable Securities which, by virtue of agreements between Other Holders and the Company, are entitled to be included in certain registrations hereunder.

                  "Permitted Transferee" means, with respect to each Investor Securityholder (A) such Investor Securityholder's officers, employees or consultants, (B) any corporation or corporations, partnership or partnerships (or other entity for collective investment, such as a fund) which is (and continues to be) an Affiliate of such Investor Securityholder and (C) the partners of such Investor Securityholder and the general or limited partners of such partners in the case of a distribution by such Investor Securityholder. In addition, with respect to Silver Lake, Permitted Transferee shall include one or more limited partners of Silver Lake who may purchase up to $100 million aggregate principal amount of Notes, subject to the prior approval of the Company (which approval may not be unreasonably withheld).

                  "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

                  "Registrable Securities" means (i) any shares of Class A Common Stock issuable upon conversion of (x) the Notes or (y) the Convertible Preferred Stock, (ii) the shares of Convertible Preferred Stock and (iii) any securities received by the Holders in connection with any Specified Change in Control, in each case held by any Holder. As to any particular Registrable Securities, once issued, such Registrable Securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale by the Holder of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) such securities shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, or (c) such securities shall have ceased to be outstanding. For purposes of this Agreement, any required calculation of the amount of, or percentage of, Registrable Securities shall be based on the number of shares of Common Stock or Convertible Preferred Stock, as the case may be, which are Registrable Securities, including shares issuable upon the conversion, exchange or exercise of any security convertible, exchangeable or exercisable into Common Stock or Convertible Preferred Stock, as the case may be.

                  "Registration Expenses" means any and all expenses incident to performance of or compliance with Article IV of this Agreement, including (a) all SEC and securities exchange or NASD registration and filing fees (including, if applicable, the fees and expenses of any "qualified independent underwriter," as such term is defined in Schedule E to the bylaws of the NASD, and of its counsel), (b) all fees and expenses of complying with securities or blue sky laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), (c) all printing, messenger and delivery expenses, (d) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or NASD pursuant to Section 4.4(h)(i) and all rating agency fees, (e) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance, (f) the reasonable fees and disbursements of counsel selected pursuant to Section 4.9, (g) any fees and disbursements of underwriters customarily paid by the issuers or sellers of securities, including liability insurance if the Company so desires or if the underwriters so require, and the reasonable fees and expenses of any special experts retained in connection with the requested registration, but excluding underwriting discounts and commissions and transfer taxes, if any, and (h) expenses incurred in connection with any road show (including the reasonable out-of-pocket expenses of any Investor Securityholder).

                  "Required Company Vote" means the affirmative vote of holders of shares of Common Stock representing a majority of the total votes cast at a meeting of the holders of outstanding shares of Common Stock.

                  "Resale Registration Rights" has the meaning assigned to such term in Section 4.3.

                  "Restated Certificate" means the Amended and Restated Certificate of Incorporation of the Company, as in effect on the date of the Original Securityholders Agreement, as amended and restated and supplemented to date, and as the same may be amended, supplemented or otherwise modified from time to time hereafter in accordance with the terms thereof and the terms of this Agreement.

                  "SEC" means the U.S. Securities and Exchange Commission or any other federal agency then administering the Securities Act or the Exchange Act and other federal securities laws.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Silver Lake Director" means any Director nominated for election to the Board by Silver Lake pursuant to Section 2.1 of this Agreement.

                  "Silver Lake Indemnitee" has the meaning assigned to such term in Section 7.1.

                  "Specified Change in Control" has the meaning assigned to such term in Section 5(a)(i) of the Notes.

                  "Subsidiary" means (i) any corporation of which a majority of the securities entitled to vote generally in the election of directors thereof, at the time as of which any determination is being made, are owned by another entity, either directly or indirectly, and (ii) any joint venture, general or limited partnership, limited liability company or other legal entity in which an entity is the record or beneficial owner, directly or indirectly, of a majority of the voting interests or the general partner.

                  "Transfer" means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any shares of Equity Securities beneficially owned by a Person or any interest in any shares of Equity Securities beneficially owned by a Person.

                  "Transferee" means any Person to whom any Investor Stockholder or any of its Affiliates or any Transferee thereof Transfers Equity Securities of the Company in accordance with the terms hereof.

                  "Voting Securities" means, at any time, shares of any class of Equity Securities of the Company which are then entitled to vote in the election of Directors.

                  SECTION 1.2 Other Definitional Provisions. (a) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article and Section references are to this Agreement unless otherwise specified.

                  (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


                                   ARTICLE II

                              CORPORATE GOVERNANCE

                  SECTION 2.1 Board Representation. (a) The Board comprises ten
(10) Directors, of which two (2) are individuals nominated by Silver Lake.

                  (b) Reserved.

                  (c) In the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal (with or without cause) of any Silver Lake Director, Silver Lake may recommend another person to be elected to fill the vacancy created thereby, and the Company hereby agrees to take, at any time and from time to time, all actions necessary to accomplish the same. The Company shall also take such action as may be required under applicable law, the Restated Certificate and the Bylaws to cause nominees of Silver Lake who are elected to the Board to be divided as equally as practicable among each class of Directors.

                  (d) Without the prior written consent of Silver Lake, the Company agrees not to take any action that would cause the number of Directors constituting the entire Board to be other than ten (10) at any time hereafter.

                  SECTION 2.2 Committees. If requested by Silver Lake, the Company shall cause any executive committee, compensation committee, audit committee, investment committee, governance committee, nominating committee or other committee of the Board to include at least one Silver Lake Director.

                  SECTION 2.3 Consent Rights. So long as Silver Lake, together with its Affiliates, shall own Notes, shares of Convertible Preferred Stock or shares of Class A Common Stock that, on an as converted basis, represent more than 20% of the shares of Class A Common Stock into which the Notes purchased by Silver Lake, together with its Affiliates, were convertible on the Closing Date, in addition to any vote or consent of the Board or the stockholders of the Company required by law or the Restated Certificate, the Notes or the Certificate of Designation, the consent in writing of Silver Lake shall be necessary for authorizing, effecting or validating the following actions by the
Company:

                  (i) entering into any direct or indirect transaction by the Company or any of its Subsidiaries with an Affiliate of the Company (including without limitation, the purchase, sale, lease or exchange of any property, or rendering of any service or modification or amendment of any existing agreement or arrangement) except (a) transactions in the ordinary course of business that are on terms and conditions no less favorable to the Company or such Subsidiary than could be obtained on an arm's length basis from unrelated third parties, (b) transactions between the Company and any of its wholly-owned Subsidiaries not involving any other Affiliate, (c) any transactions between the Company or any Subsidiary of the Company and SI Ventures that are currently required by existing written agreements;

                  (ii) any increase in the number of Directors or any change in the composition or structure of the Board if such change would adversely affect the rights of Silver Lake;

                  (iii) any amendment, alteration or change to the rights, preferences, privileges or powers of the Notes, the Convertible Preferred Stock or the Class A Common Stock;

                  (iv) any increase or decrease in the (x) aggregate principal amount of Notes authorized or issued or (y) the total number of authorized or issued shares of Convertible Preferred Stock other than in accordance with the terms thereof;

                  (v) any acquisition of securities or assets of another Person by the Company or any Subsidiary (whether any such acquisition was effectuated by merger, consolidation or otherwise) whether in a single transaction or series of related transactions, other than Exempt Acquisitions;

                  (vi) any sale, lease, transfer or disposition (a "Divestiture") of securities or assets of the Company or any of its Subsidiaries (including any spin-off or in-kind distribution to stockholders of the Company), whether in a single transaction or series of related transactions, other than Exempt Divestitures (it being agreed and acknowledged by the parties that the sale by the Company of its Tech Republic Holdings, Inc. subsidiary on July 3, 2001 was effected in compliance with this section 2.3);

                  (vii) any incurrence by the Company or any Subsidiary of additional indebtedness for borrowed money in excess of $100 million, except (a) indebtedness incurred under the Credit Agreement in amounts not to exceed $500.0 million in the aggregate or (b) any refinancing of existing indebtedness or existing commitments thereunder, provided that
         (i) the aggregate principal amount of "refinancing indebtedness" or commitments does not exceed the principal amount or commitment amount of the indebtedness refinanced, (ii) the "refinancing indebtedness" has a final maturity and "average life" later than that of the indebtedness being refinanced and (iii) the refinancing indebtedness is on terms (taken as a whole) that are as favorable to the holders of the Notes as those governing the refinanced indebtedness;

                  (viii) the dissolution or liquidation of, or filing for bankruptcy by, the Company or any significant Subsidiary (as defined in Rule 1-02(w) of Regulation S-X promulgated under the Exchange Act);

                  (ix) (A) declaring or paying any dividend or making any distribution to the holders of the capital stock of the Company (other than dividends or distributions payable in shares of Common Stock) or
         (B) purchasing, redeeming or otherwise acquiring or retiring for value any capital stock of the Company or any Subsidiary (other than pursuant to employee plans) or (C) paying, redeeming, repurchasing or defeasing or otherwise retiring for value prior to any scheduled maturity, scheduled sinking fund or mandatory redemption payment, indebtedness of the Company or any Subsidiary which is subordinate (whether pursuant to its terms or by operation of law) in right of payment to the Notes and which was scheduled to mature on or after the maturity of the Notes, except to the extent permitted under the Credit Agreement as in effect on the date hereof; or

                  (x) any arrangement or contract to do any of the foregoing.

                  SECTION 2.4 Available Financial Information. (a) The Company will deliver, or will cause to be delivered, the following to each Silver Lake Director (or, if no Silver Lake Directors are then serving on the Board, to Silver Lake): an annual budget, a business plan and financial forecasts for the Company for the next fiscal year of the Company, no later than thirty (30) days before the beginning of the Company's next fiscal year, in such manner and form as approved by the Board, which shall include at least a projection of income and a projected cash flow statement for each fiscal quarter in such fiscal year and a projected balance sheet as of the end of each fiscal quarter in such fiscal year. Any material changes in such business plan shall be delivered to the Silver Lake Directors or Silver Lake, as the case may be, as promptly as practicable after such changes have been approved by the Board.

                  (b) The Company will promptly deliver to each Investor Securityholder when available one copy of each annual report on Form 10-K and quarterly report on Form 10-Q of the Company, as filed with the SEC. In the event an annual report on Form 10-K or quarterly report on Form 10-Q is unavailable, the Company may, in lieu of the requirements of the preceding sentence, deliver, or cause to be delivered, the following to each Investor
Securityholder:

                  (i) as soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year, and consolidated statements of income and cash flows of the Company and its Subsidiaries for such year, prepared in accordance with GAAP and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and followed promptly thereafter (to the extent not available) such financial statements accompanied by the opinion of independent public accountants of recognized national standing selected by the Company, and a Company-prepared comparison to the Company's business plan for such year as approved by the Board; and

                  (ii) as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days thereafter, a consolidated balance sheet of the Company and its Subsidiaries as of the end of each such quarterly period, and consolidated statements of income and cash flows of the Company and its Subsidiaries for such period and for the current fiscal year to date, prepared in accordance with GAAP and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year and to the Company's business plan then in effect and approved by the Board, subject to changes resulting from normal year-end audit adjustments, all in reasonable detail and certified by the principal financial or accounting officer of the Company, except that such financial statements need not contain the notes required by GAAP.

                  SECTION 2.5 Board Expenses. The Company shall reimburse the Silver Lake Directors for their reasonable out-of-pocket expenses incurred by them for the purpose of attending meetings of the Board or committees thereof in accordance with the Company's current reimbursement policy.

                  SECTION 2.6 Termination of Director Designees and Related Rights. Notwithstanding Sections 2.1 and 2.3, at such time as Silver Lake, together with its Affiliates, shall cease to own Notes, shares of Convertible Preferred Stock or shares of Class A Common Stock that, on an as converted basis, represent 20% or more of the shares of Class A Common Stock into which the Notes purchased by Silver Lake, together with its Affiliates, were convertible on the Closing Date, Silver Lake and its Affiliates shall cease to have the right to (i) nominate for election any Directors pursuant to Section
2.1 or (ii) consent to certain corporate actions provided in Section 2.3.

                                   ARTICLE III

                                    TRANSFERS

                  SECTION 3.1 Investor Securityholder Transferees. (a) Subject to Section 3.1(b), no Transferee of any Investor Securityholder shall be obligated, or entitled to rights, under this Agreement.

                  (b) No Transferee shall have any rights or obligations under this Agreement, except that an Investor Securityholder may assign all or a portion of the rights and obligations of the Investor Securityholder under
Article IV to any Transferee (and such rights shall be further transferable to any further Transferee subject to this Section 3.1).

                  (c) Prior to the consummation of a Transfer from an Investor Securityholder, to the extent rights and obligations are to be assigned, and as a condition thereto, the applicable Transferee shall (i) agree in writing with the other parties hereto to be bound by the terms and conditions of this Agreement to the extent described in Section 3.1(b) and (ii) provide the Company and the other parties to this Agreement at such time complete information for notices under this Agreement.

                  SECTION 3.2 Transfer Restrictions. (a) On or before the third anniversary of the Closing, no Investor Securityholder shall Transfer any Notes other than as expressly permitted by, and in compliance with, the terms and conditions of, this Agreement. Any attempt to transfer any Notes in violation of the preceding sentence shall be null and void.

                  (b) Notwithstanding anything to the contrary in this Agreement, any transfer permitted or required by this Agreement shall be in compliance with federal and state securities laws, including without limitation the Securities Act.

                  (c) Notwithstanding Section 3.2(a), an Investor Securityholder may Transfer any or all of its Notes to any Permitted Transferee of such Investor Securityholder, provided that the rights granted to Silver Lake pursuant to Article II and Section 5 may not be assigned by Silver Lake. As a condition precedent to any such transfer, the Permitted Transferee shall execute an instrument pursuant to which such Permitted Transferee agrees to be bound by and to comply with the terms of this Agreement, and obtains the rights and benefits that inure to, the transferor Investor Securityholder as though the Permitted Transferee were such transferor. Upon execution of such instrument, the Permitted Transferee shall be deemed an Investor Securityholder hereunder with respect to such Notes. Any transfer to a Permitted Transferee not made in full compliance with this Section 3.2(c) shall be void and of no effect.

                  SECTION 3.3 Legends. Each certificate representing shares of Class A Common Stock and the Convertible Preferred Stock into which the Notes are convertible will bear a legend on the face thereof substantially to the following effect (with such additions thereto or changes therein as the Company may be advised by counsel are required by law or necessary to give full effect to this Agreement, the "Legend"):

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION THEREFROM UNDER SAID ACT OR LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO CERTAIN RESTRICTIONS AS MORE PARTICULARLY DESCRIBED IN THAT CERTAIN AMENDED AND RESTATED SECURITYHOLDERS AGREEMENT DATED AS OF JULY 12, 2002 (AS SUCH AGREEMENT MAY BE AMENDED, MODIFIED OR OTHERWISE SUPPLEMENTED FROM TIME TO TIME, THE "SECURITYHOLDERS AGREEMENT") AMONG THE ISSUER OF SUCH SECURITIES (THE "ISSUER") AND THE OTHER PARTIES THERETO. A COPY OF SUCH SECURITYHOLDERS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST."

The Legend will be removed by the Company by the delivery of substitute certificates without such Legend in the event the legend is no longer required for purposes of applicable securities laws.

                                   ARTICLE IV

                               REGISTRATION RIGHTS

                  SECTION 4.1 Incidental Registrations. (a) If the Company at any time after the date hereof proposes to register Equity Securities under the Securities Act (other than a registration on Form S-4 or S-8, or any successor or other forms promulgated for similar purposes), whether or not for sale for its own account, in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act, it will, at each such time, give prompt written notice to all Holders of its intention to do so and of such Holders' rights under this Article IV. Upon the written request of any such Holder made within 15 days after the receipt of any such notice (which request shall specify the Registrable

Securities intended to be disposed of by such Holder), the Company will use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holders thereof; provided, that (i) if, at any time after giving written notice of its intention to register any securities, the Company shall determine for any reason not to proceed with the proposed registration of the securities to be sold by it, the Company may, at its election, give written notice of such determination to each Holder and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), and (ii) if such registration involves an underwritten offering, all Holders requesting to be included in the Company's registration must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company, with such differences, including any with respect to indemnification and liability insurance, as may be customary or appropriate in combined primary and secondary offerings. If a registration requested pursuant to this Section involves an underwritten public offering, any Holder requesting to be included in such registration may elect, in writing prior to the effective date of the registration statement filed in connection with such registration, not to register all or any part of such securities in connection with such registration. Nothing in this Section shall operate to limit the right of any Holder to request the registration of Common Stock issuable upon conversion, exchange or exercise of securities held by such Holder notwithstanding the fact that at the time of request such Holder does not hold the Common Stock underlying such securities. The registrations provided for in this Section 4.1 are in addition to, and not in lieu of, registrations made upon the request of any Investor Securityholder in accordance with Sections 4.2 and 4.3.

                  (b) Expenses. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 4.1.

                  (c) Priority in Incidental Registrations. If a registration pursuant to this Section 4.1 involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of Registrable Securities requested to be included in such registration would be likely to have an adverse effect on the price, timing or distribution of the securities to be offered in such offering as contemplated by the Company (other than the Registrable Securities), then the Company shall include in such registration (a) first, 100% of the securities the Company proposes to sell, (b) second, any Other Securities requested to be registered by any Other Holders exercising a demand registration right, and (c) third, to the extent of the amount of Registrable Securities and Other Securities requested to be included in such registration which, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above, the amount of Registrable Securities and Other Securities which the Holders and the Other Holders have requested to be included in such registration, such amount to be allocated pro rata among all requesting Holders and the Other Holders on the basis of the relative amount of Registrable Securities and Other Securities then held by each such Holder and Other Holder (provided, that any such amount thereby allocated to any such Holder or Other Holder that exceeds such Holder's or Other Holder's request shall be reallocated among the remaining requesting Holders and Other Holders in like manner).

                  SECTION 4.2 Registration on Request. (a) At any time after the date hereof, upon the written request of Silver Lake or any Transferee of Silver Lake; provided that no

Transferee of Silver Lake or its Affiliates or of any Transferee shall be permitted to request a registration pursuant to this Section 4.2 unless the right to make such a request was transferred to such Transferee pursuant to
Section 3.1(b) (the "Demand Party") requesting that the Company effect the registration under the Securities Act of all or part of such Demand Party's Registrable Securities and specifying the amount and intended method of disposition thereof, including without limitation, pursuant to a shelf registration statement utilizing Rule 415 under the Securities Act, the Company will promptly give written notice of such requested registration to all other Holders, and thereupon will, as expeditiously as possible, use its reasonable best efforts to effect the registration under the Securities Act of:

                  (i) the Registrable Securities which the Company has been so requested to register by the Demand Party; and

                  (ii) all other Registrable Securities which the Company has been requested to register by any other Holder thereof by written request given to the Company within 15 days after the giving of such written notice by the Company (which request shall specify the amount and intended method of disposition of such Registrable Securities), all to the extent necessary to permit the disposition (in accordance with the intended method thereof as aforesaid) of the Registrable Securities so to be registered; provided, that in no event shall the Company be required to effect more than three registrations pursuant to this
         Section 4.2 (which number shall be increased to four in the event any shares of Convertible Preferred Stock are issued); and provided, further, that, in the event the Company shall not have postponed the filing of a registration statement required by this Section 4.2 pursuant to Section 4.2(g) hereof within a period of 360 days from the date of a demand notice under Section 4.2(a), the Company shall not be obligated to file a registration statement relating to any registration request under this Section 4.2 (other than a registration statement on Form S-3 or any successor or similar short-form registration statement) within a period of 90 days after the effective date of any other registration statement relating to any registration request under this
         Section 4.2 or to any registration effected under Section 4.1, in either case which was not effected on Form S-3 (or any successor or similar short-form registration statement). Nothing in this Section 4.2 shall operate to limit the right of any Holder to request the registration of Common Stock issuable upon conversion of the Notes or the Convertible Preferred Stock or the conversion, exchange or exercise of any other securities held by such Holder notwithstanding the fact that at the time of request such Holder does not hold the Common Stock underlying such securities.

                  (b) Registration Statement Form. The Company shall select the registration statement form for any registration pursuant to this Section 4.2; provided, that if any registration requested pursuant to this Section 4.2 which is proposed by the Company to be effected by the filing of a registration statement on Form S-3 (or any successor or similar short-form registration statement) shall be in connection with an underwritten public offering, and if the managing underwriter shall advise the Company in writing that, in its opinion, the use of another form of registration statement is of material importance to the success of such proposed offering, then such registration shall be effected on such other form.

                  (c) Expenses. The Company will pay all Registration Expenses in connection with registrations of each class or series of Registrable Securities pursuant to this Section 4.2.

                  (d) Effective Registration Statement. A registration requested pursuant to this Section 4.2 will not be deemed to have been effected unless it has become effective and all of the Registrable Securities registered thereunder have been sold.

                  (e) Selection of Underwriters. If a requested registration pursuant to this Section 4.2 involves an underwritten offering, the investment banker(s), underwriter(s) and manager(s) for such registration shall be selected by the Holders of a majority of the Registrable Securities which the Company has been requested to register; provided, however, that such investment banker(s), underwriter(s) and manager(s) shall be reasonably satisfactory to the Company.

                  (f) Priority in Requested Registrations. If a requested registration pursuant to this Section 4.2 involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of securities to be included in such registration (including securities of the Company which are not Registrable Securities) would be likely to have an adverse effect on the price, timing or distribution of the securities to be offered in such offering as contemplated by the Holders (an "Adverse Effect"), then the Company shall include in such registration (a) first, 100% of the Registrable Securities requested to be included in such registration by the Demand Party and all other Holders of Registrable Securities pursuant to this
Section 4.2 (to the extent that the managing underwriter believes that all such Registrable Securities can be sold in such offering without having an Adverse Effect; provided, that if they cannot and the Demand Party does not exercise its right set forth in the second succeeding sentence of this clause (f), such lesser number of Registrable Securities as specified by the Demand Party) and
(b) second, to the extent the managing underwriter believes additional securities can be sold in the offering without having an Adverse Effect, the amount of Other Securities requested to be included by Other Holders in such registration, allocated pro rata among all requesting Other Holders on the basis of the relative amount of all Other Securities then held by each such Other Holder (provided, that any such amount thereby allocated to any such Other Holder that exceeds such Other Holder's request shall be reallocated among the remaining requesting Other Holders in like manner). In the event that the number of Registrable Securities and Other Securities to be included in such registration is less than the number which, in the opinion of the managing underwriter, can be sold without having an Adverse Effect, the Company may include in such registration the securities the Company proposes to sell up to the number of securities that, in the opinion of such managing underwriter, can be sold without having an Adverse Effect. If the managing underwriter of any underwritten offering shall advise the Holders participating in a registration pursuant to this Section 4.2 that the Registrable Securities covered by the registration statement cannot be sold in such offering within a price range acceptable to the Demand Party, then the Demand Party shall have the right to notify the Company that it has determined that the registration statement be abandoned or withdrawn, in which event the Company shall abandon or withdraw such registration statement.

                  (g) Postponements in Requested Registrations. Notwithstanding
Section 4.2(f), (i) if the Board determines, in its good faith judgment, that the registration and offering otherwise required by this Section 4.2 would have an adverse effect on a then contemplated public offering of the Company's Equity Securities, the Company may postpone the filing (but not the preparation) of a registration statement required by this
Section 4.2, during the period starting with the 30th day immediately preceding the date of the anticipated filing of, and ending on a date 60 days following the effective date of, the registration statement relating to such other public offering and (ii) if the Company shall at any time furnish to the Holders a certificate signed by its chairman of the board, chief executive officer, president or any other of its authorized officers stating that the Company or any Subsidiary of the Company has pending or in process a material transaction, the disclosure of which would, in the good faith judgment of the Board, after consultation with its outside securities counsel, materially and adversely affect the Company or such Subsidiary, the Company may postpone the filing (but not the preparation) of a registration statement required by this Section 4.2 for up to 90 days; provided, that, the Company shall at all times in good faith use its reasonable best efforts to cause any registration statement required by this Section 4.2 to be filed as soon as possible thereafter and; provided, further, that, the Company shall not be permitted to postpone registration pursuant to this Section 4.2(g) more than once in any 360-day period. The Company shall promptly give the Holders requesting registration thereof pursuant to this Section 4.2 written notice of any postponement made in accordance with the preceding sentence. If the Company gives the Holders such a notice, the Holders shall have the right, within 15 days after receipt thereof, to withdraw their request in which case, such request will not be counted for purposes of this Section 4.2.

                  (h) Additional Rights. If the Company at any time grants to any other holders of capital stock any rights to request the Company to effect the registration under the Securities Act of any such shares of capital stock on terms more favorable to such holders than the terms set forth in this Article IV, the terms of this Article IV shall be deemed amended or supplemented to the extent necessary to provide the Holders such more favorable rights and benefits. The Company shall provide the Holders prior written notice of any such deemed amendment or supplement to the terms of this Article IV.

                  SECTION 4.3 Registration on Change in Control. The parties agree and acknowledge that upon a Specified Change in Control in respect of which (x) the Notes convert into Class A Common Stock and (y) the Company's stockholders (including the Holders) receive securities of the acquiring entity, each Holder will be entitled (upon its request therefor) to be designated as a "selling stockholder" in any registration statement filed by or on behalf of the acquiring entity for the registration of the securities being issued to the Company's stockholders in such Specified Change in Control, with such Holder being entitled to immediately sell all such securities that it receives in such transaction (such Holder's "Resale Registration Rights"), provided that no Holder shall be permitted to exercise its Resale Registration Rights if the proposed Specified Change in Control is an Impaired Tax-Free Change in Control Transaction (as defined in Subsection 5(a)(iii) of the Notes); and provided further that, for the avoidance of doubt, following an Impaired Tax-Free Change in Control Transaction, nothing contained herein will in any way otherwise limit a Holder's right to transfer the securities such Holder receives in such transaction pursuant to non-registered sales (including Rule 144 sales) or pursuant to such Holder's registration rights under Section 4.1 or 4.2. In connection with any registration pursuant to the Resale Registration Rights, the Company and any acquiring entity will keep the registration statement effective for a period of at least 180 days (or such longer period as may be reasonably requested by holders of a majority in interest of the securities registered by the Holders pursuant to these Resale Registration Rights), subject to the ability of the issuer to toll the rights of such Holders to sell the securities received in such transaction for up to two periods of up to 45 days each (with at least 45 days transpiring between the issuer's two tolling periods and which periods may not in any event be exercised for a 45-day period following the closing of the Specified Change in Control transaction) upon notice to such Holders. The issuer may so toll the rights of the Holders to sell their securities only in the event that the Board of Directors of the issuer determines that it would be materially detrimental to the issuer for such Holder to effect sales during such period, in which case the effectiveness of the registration statement will be extended to the extent of the tolled period. The Company and the acquiring entity will also in connection with any such registration (x) take all actions that are comparable to the registration procedures required to be taken by the Company for registrations hereunder and (y) pay all Registration Expenses related to such registration (other than commissions to be paid by the Holders as selling stockholders in respect of their securities). The parties agree and acknowledge that, if any of the time and filing requirements set forth in this Section 4.3 conflict or are inconsistent with any other time and filing requirements contained elsewhere in this Article IV, including without limitation the registration procedures set forth in Section 4.4, then the time and filing requirements in this Section 4.3 shall govern.

                  SECTION 4.4 Registration Procedures. If and whenever the Company (and, in the case of a registration pursuant to Section 4.3, an acquiring entity in a Specified Change in Control) is required to effect or use its reasonable best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company (and, if applicable, an acquiring entity in a Specified Change in Control, with all necessary and appropriate changes being deemed made below to apply to such acquiring entity) will promptly:

                  (a) prepare and, in any event within 45 days after the end of the period within which a request for registration may be given to the Company, file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective within 90 days of the initial filing;

                  (b) prepare and file with the SEC such amendments and supplements to such registration statement (including Exchange Act documents incorporated by reference into the registration statement) and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period not in excess of 180 days (or such longer period as may be requested by the Holders in the event of a shelf registration statement) and to comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement; provided, that before filing a registration statement or prospectus, or any amendments or supplements thereto in accordance with Sections 4.4(a) or (b), the Company will furnish to counsel selected pursuant to Section
4.9 hereof copies of all documents proposed to be filed, which documents will be subject to the review of such counsel;

                  (c) furnish to each seller of such Registrable Securities such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits filed therewith, including any documents incorporated by reference), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities by such seller;

                  (d) use its reasonable best efforts to register or qualify such Registrable Securities covered by such registration in such jurisdictions as each seller shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this subsection (d), it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

                  (e) use its reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

                  (f) notify each seller of any such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the Company's becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                  (g) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable (but not more than 18 months) after the effective date of the registration statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act;

                  (h) (i) use its reasonable best efforts to list such Registrable Securities on any securities exchange on which the Common Stock is then listed if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange; and (ii) use its best efforts to provide a transfer agent and registrar for such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

                  (i) enter into such customary agreements (including an underwriting agreement in customary form), which may include indemnification provisions in favor of underwriters and other Persons in addition to, or in substitution for the provisions of Section 4.6 hereof, and take such other actions as sellers of a majority of shares of such Registrable Securities or the underwriters, if any, reasonably requested in order to expedite or facilitate the disposition of such Registrable Securities;

                  (j) obtain a "cold comfort" letter or letters from the Company's independent public accounts in customary form and covering matters of the type customarily covered by "cold comfort" letters as the seller or sellers of a majority of shares of such Registrable Securities shall reasonably request;

                  (k) make available for inspection by any seller of such Registrable Securities covered by such registration statement, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

                  (l) notify counsel (selected pursuant to Section 4.9 hereof) for the Holders of Registrable Securities included in such registration statement and the managing underwriter or agent, immediately, and confirm the notice in writing (i) when the registration statement, or any post-effective amendment to the registration statement, shall have become effective, or any supplement to the prospectus or any amendment to the prospectus shall have been filed, (ii) of the receipt of any comments from the SEC, (iii) of any request of the SEC to amend the registration statement or amend or supplement the prospectus or for additional information, and (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the registration statement for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes;

                  (m) make reasonable best efforts to prevent the issuance of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the withdrawal of any such order as soon as practicable;

                  (n) if requested by the managing underwriter or agent or any Holder of Registrable Securities covered by the registration statement, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or agent or such Holder reasonably requests to be included therein, including, with respect to the number of Registrable Securities being sold by such Holder to such underwriter or agent, the purchase price being paid therefor by such underwriter or agent and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment;

                  (o) cooperate with the Holders of Registrable Securities covered by the registration statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or agent, if any, or such Holders may request;

                  (p) obtain for delivery to the Holders of Registrable Securities being registered and to the underwriter or agent an opinion or opinions from counsel for the Company in customary form and in form, substance and scope reasonably satisfactory to such Holders, underwriters or agents and their counsel;

                  (q) cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD;

                  (r) use its reasonable best efforts to make available the executive officers of the Company to participate with the Holders of Registrable Securities and any underwriters in any "road shows" or other selling efforts that may be reasonably requested by the Holders in connection with the methods of distribution for the Registrable Securities; and

                  (s) if at any time a shelf registration statement requested to be used by the Holders to dispose of the Registrable Securities ceases to be effective, use its reasonable best efforts to file and cause to become effective a new "evergreen" shelf registration statement providing for an offering to be made on a continuous basis of the Registrable Securities.

                  SECTION 4.5 Information Supplied. The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company with such information regarding such seller and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request.

                  SECTION 4.6 Restrictions on Disposition. Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4.4(f), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.4(f), and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in Section 4.4(b) shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 4.4(f) and to and including the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 4.4(f).

                  SECTION 4.7 Indemnification. (a) In the event of any registration of any securities of the Company under the Securities Act pursuant to Section 4.1 or 4.2 (or any securities of the Company or any acquiring entity in the case of a Specified Change in Control pursuant to Section 4.3), the Company shall, and it hereby does (and the Company shall require the acquiring entity in such Specified Change in Control to), indemnify and hold harmless, to the extent permitted by law, the seller of any Registrable Securities covered by such registration statement, each Affiliate of such seller and their respective directors, officers, members or general and limited partners (and any director, officer, and controlling Person of any of the foregoing), each Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act (collectively, the "Indemnified Parties"), against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) in respect thereof ("Claims") and expenses (including reasonable attorney's fees and reasonable expenses of investigation) to which such Indemnified Party may become subject under the Securities Act, common law or otherwise, insofar as such Claims or expenses arise out of, relate to or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or (b) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading; provided, that the Company (or, if applicable, the acquiring entity in a Specified Change in Control) shall not be liable to any Indemnified Party in any such case to the extent that any such Claim or expense arises out of, relates to or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with written information furnished to the Company (or such acquiring entity) by or behalf of such seller specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Indemnified Party and shall survive the transfer of securities by any seller.

                  (b) The Company (or, if applicable, the acquiring entity in a Specified Change in Control) may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with
Section 4.2, 4.3 or 4.4 herein, that the Company (or such acquiring entity) shall have received an undertaking reasonably satisfactory to it from the prospective seller of such Registrable Securities or any underwriter to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 4.7(a)) the Company (or such acquiring entity) and all other prospective sellers or any underwriter, as the case may be, with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company (or such acquiring entity) by or on behalf of such seller or underwriter specifically stating that it is for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company (or such acquiring entity) or any of the prospective sellers, or any of their respective Affiliates, directors, officers or controlling Persons and shall survive the transfer of securities by any seller.

In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

                  (c) Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 4.7, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action or proceeding; provided, that the failure of the indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 4.7, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice. In case any such action or proceeding is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such action or proceeding (in which case the indemnified party shall have the right to assume or continue its own defense and the indemnifying party shall be liable for any reasonable expenses therefor, but in no event will bear the expenses for more than one firm of counsel for all indemnified parties in each jurisdiction who shall be approved by the majority of the participating Holders in the registration in respect of which such indemnification is sought), the indemnifying party will be entitled to participate in and to assume the defense thereof (at its expense), jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation and shall have no liability for any settlement made by the indemnified party without the consent of the indemnifying party, such consent not to be unreasonably withheld. No indemnifying party will settle any action or proceeding or consent to the entry of any judgment without the prior written consent of the indemnified party, unless such settlement or judgment (i) includes as an unconditional term thereof the giving by the claimant or plaintiff of a release to such indemnified party from all liability in respect of such action or proceeding and (ii) does not involve the imposition of equitable remedies or the imposition of any obligations on such indemnified party and does not otherwise adversely affect such indemnified party, other than as a result of the imposition of financial obligations for which such indemnified party will be indemnified hereunder.

                  (d) (i) If the indemnification provided for in this Section
4.7 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any Claim or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Claim or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such Claim or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party under this Section 4.7(d) as a result of the Claim and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any action or proceeding.

                  (ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in Section 4.7(d)(i). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  (e) Indemnification similar to that specified in this Section
4.7 (with appropriate modifications) shall be given by the Company (or, if applicable, the acquiring entity in a Specified Change in Control) and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any Law or with any governmental authority other than as required by the Securities Act.

                  (f) The obligations of the parties under this Section 4.7 shall be in addition to any liability which any party may otherwise have to any other party.

                  SECTION 4.8 Required Reports. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available such information), and it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Registrable Securities and Notes without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

                  SECTION 4.9 Selection of Counsel. In connection with any registration of Registrable Securities pursuant to Sections 4.1, 4.2 and 4.3 hereof, the Holders of a majority of the Registrable Securities covered by any such registration may select one counsel to represent all Holders of Registrable Securities covered by such registration; provided, however, that in the event that the counsel selected as provided above is also acting as counsel to the Company in connection with such registration, the remaining Holders shall be entitled to select one additional counsel to represent all such remaining Holders.

                  SECTION 4.10 Holdback Agreement. If any registration hereunder shall be in connection with an underwritten public offering, each Holder agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Equity Securities of the Company (in each case, other than as part of such underwritten public offering), within 10 days before, or subject to Section 4.2(g) in the case of a requested registration that has been postponed pursuant to clause (i) thereof, 180 days (or such lesser period as the managing underwriters may require or permit) after, the effective date of such registration (except as part of such registration), and the Company hereby also agrees to use its reasonable best efforts to have each other holder of any Equity Security of the Company purchased from the Company (at any time other than in a public offering) to so agree.

                  SECTION 4.11 No Inconsistent Agreements. The Company represents and warrants that it is not a party to, will not enter into, or cause or permit any of its Subsidiaries to enter into, any agreement which conflicts with or limits or prohibits the exercise of the rights granted to the Holders of Registrable Securities in this Article IV.

                                    ARTICLE V

                             EQUITY PURCHASE RIGHTS

                  SECTION 5.1 Subsidiary Purchase Rights

                  (a) Reserved.

                  (b) Reserved.

                  (c) The Company hereby grants to the Purchasers (for the purposes of this Section 5.1, as such term is defined in the Securities Purchase Agreement) the right (the "Spin Right") to purchase up to 5.00% (as may be allocated among the Purchasers in their discretion) of the fully diluted common stock of any Subsidiary of the Company whose shares of common stock are (i) distributed to stockholders of the Company ("spun-off") or (ii) sold by the Company in a public offering ("spun-out") at a per share price equal to (x) 80.0% of the initial public offering price in the case of a spun-out Subsidiary and (y) 80.0% of the first day's closing price in the case of a spun-off subsidiary.

                  (d) In the event that the Company effects either a spun-off or spun-out subsidiary transaction during the term of this Article V, the Company shall give each Purchaser written notice of such transaction at least 30 business days prior to the consummation of the spin-off or spin-out, as the case may be. If timely notice has been received, on or prior to ten business days prior to the consummation of the spin-off or spin-out, as the as may be, each Purchaser shall notify the Company in writing of the number of shares of common stock, if any, such Purchaser is electing to purchase in such transaction (each a "Response"), provided that the total number of shares of common stock purchased by all Purchasers in each such transaction shall not exceed 5.00% of the fully diluted common stock of the subject subsidiary. An election by a Purchaser to purchase shares of common stock shall be deemed to be an irrevocable commitment from such Purchaser to purchase the number of shares of common stock specified in such Purchaser's Response. If a Purchaser shall have received timely notice of a spin-off or spin-out, as the case may be, and does not provide a Response to the Company on or prior to the tenth business day prior to the consummation of the spin-off or spin-out, as the case may be, such Purchaser shall be deemed to have declined to purchase shares of common stock in such transaction.

                  SECTION 5.2 Acquisition of Additional Shares of Common Stock. So long as each of Silver Lake's nominees to the Board are elected to, and not removed from, the Board, each Investor Securityholder agrees that for so long as such Investor Securityholder holds either Notes, shares of Convertible Preferred Stock or shares of Class A Common Stock, such Investor Securityholder shall not increase his, her or its ownership of Common Stock or Equity Securities exercisable or exchangeable for, or convertible into, shares of Common Stock from the number of shares of Common Stock held by such Investor Securityholder (on an as converted basis) as of the date hereof, except for any increase that results solely from
(i) any adjustment to the Conversion Price (as defined in the Notes) in accordance with the provisions of Section 4 of the Notes or any interest payment in respect of the Notes payable by an increase in the Face Amount of the Note pursuant to Section 2 of the Notes, (ii) any adjustment to the Adjustment Number (as defined in the Certificate of Designation) in accordance with Section 6(c) of the Certificate of Designation or (iii) any stock dividend, stock split, reclassification, combination or similar event.

                                   ARTICLE VI

                                CERTAIN COVENANTS

                  SECTION 6.1 HSR Approval. (a) The Company shall promptly make any and all filings which it is required to make under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), for the sale or issuance of the Notes, the Conversion Shares (as defined in the Securities Purchase Agreement), and the Convertible Preferred Stock and the Company agrees to furnish Silver Lake or any Transferee with such necessary information and reasonable assistance as Silver Lake or any Transferee may reasonably request in connection with its preparation of any necessary filings or submissions to the Federal Trade Commission ("FTC") or the Antitrust Division of the U.S. Department of Justice (the "Antitrust Division"), including, without limitation, any filings or notices necessary under the HSR Act. Any such actions, if necessary, with respect to the conversion of the Notes or the Convertible Preferred Stock into Conversion Shares shall be taken by the Company three months prior to the first date on which Investor Securityholders are first able to convert the Notes into shares of Class A Common Stock (or in the case of a Specified Change in Control, prior to and as a condition of the consummation of such Specified Change in Control) and at such times thereafter as Silver Lake or any Transferee shall reasonably request. The Company shall, at its own expense, use all reasonable efforts to respond to any request for additional information, or other formal or informal request for information, witnesses or documents which may be made by any governmental authority pertaining to the Company with respect to the sale of the Notes and the issuance of the Convertible Preferred Stock and shares of Class A Common Stock issuable upon conversion of the Notes and the Convertible Preferred Stock and shall keep Silver Lake and any relevant Transferee fully apprised of its actions with respect thereto.

                  (b) Each of Silver Lake and any relevant Transferee shall promptly make any and all filings which it is required to make under the HSR Act with respect to the purchase or issuance of the Notes, the Conversion Shares and the Convertible Preferred Stock and Silver Lake agrees (and any relevant Transferee will agree) to furnish the Company with such necessary information and reasonable assistance as it may request in connection with its preparation of any necessary filings or submissions to the FTC or the Antitrust Division, including, without limitation, any filings or notices necessary under the HSR Act. Silver Lake and the relevant Transferees shall, at their own expense, use all reasonable efforts to respond promptly to any request for additional information, or other formal or informal request for information, witnesses or documents which may be made by any governmental authority pertaining to Silver Lake or the relevant Transferee, as case may be, with respect to the sale of the Notes and the issuance of the Convertible Preferred Stock and shares of Class A Common Stock issuable upon conversion of the Notes and the Convertible Preferred Stock and shall keep the Company fully apprised of its actions with respect thereto.

                  (c) Each of the parties hereto shall use their commercially reasonable efforts to give such notices and obtain all other authorizations, consents, orders and approvals of all governmental authorities and other third parties that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to this Agreement and will cooperate fully with the other parties hereto in promptly seeking to obtain all such authorizations, consents, orders and approvals.

                  (d) The Company shall pay all expenses and fees payable to governmental authorities in connection with filings made pursuant to this
Section 6.1.

                  SECTION 6.2 Convertible Preferred Stock. In the event that any shares of Convertible Preferred Stock are issued pursuant to the terms of the Notes, the Company hereby agrees to use its reasonable best efforts (i) to eliminate any and all contractual, legal or other prohibitions on the ability of the Company to redeem the shares of Convertible Preferred Stock for cash consideration in accordance with the provisions of the Certificate of Designation; (ii) to duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of obtaining the Required Company Vote necessary under the rules of the NYSE (or any successor securities exchange on which the Common Stock may then be listed) to approve the issuance of shares of Class A Common Stock upon the conversion of shares of Convertible Preferred Stock (the "Share Issuance"); and (iii) to solicit from stockholders of the Company proxies in favor of the approval of the Share Issuance and to secure the Required Company Vote; and the Board shall recommend approval of the Share Issuance.

                  SECTION 6.3 Common Stock Repurchases. The Company hereby agrees not to effect any repurchases or redemptions of shares of Common Stock at any time at which the result of such repurchases or redemptions would be to cause the shares of Class A Common Stock held by the Investor Securityholders on an as converted basis to trigger a change of control provision pursuant to the Credit Agreement or any other material contract of the Company.

                                   ARTICLE VII

                                  MISCELLANEOUS

                  SECTION 7.1 Silver Lake Indemnification. The Company agrees to indemnify and hold harmless Silver Lake, its respective directors and officers and its Affiliates (and the directors, officers, partners, Affiliates and controlling persons thereof, each, a "Silver Lake Indemnitee") from and against any and all liability, including, without limitation, all obligations, costs, fines, claims, actions, injuries, demands, suits, judgments, proceedings, investigations, arbitrations (including stockholder claims, actions, injuries, demands, suits, judgments, proceedings, investigations or arbitrations) and expenses, including, without limitation, accountant's and attorney's fees and expenses (together the "Losses"), incurred by Silver Lake or a Silver Lake Indemnitee before or after the date of this Agreement and arising out of, resulting from, or relating to
(i) any third party claims (other than third party claims by an Affiliate, partner, director, officer or employee of Silver Lake) in connection with (a) Silver Lake's purchase of the Equity Securities and (b) the transactions contemplated by the Securities Purchase Agreement, the Notes and the Securityholders Agreement (as any of the same may be amended, supplemented or otherwise modified from time to time) or (ii) any litigation to which Silver Lake or a Silver Lake Indemnitee is made a party in its capacity as a stockholder or owner of securities (or a partner, director, officer, Affiliate or controlling person of Silver Lake) of the Company other than any losses incurred by Silver Lake as a result of its gross negligence or willful misconduct.

                  SECTION 7.2 Termination. (a) Except as provided in Section 7.2(b): (i) the provisions of Article II of this Agreement shall terminate as provided in Section 2.6; (ii) the provisions of Article V of this Agreement shall terminate simultaneously with the termination of the provisions of Article II of this Agreement; (iii) the provisions of Article IV of this Agreement (other than Section 4.6 thereof) shall terminate at such time as there shall be no Registrable Securities outstanding; and (iv) the provisions of Articles I, III, VI and VII and Section 4.7 of this Agreement shall not terminate.

                  (b) Notwithstanding the provisions of Section 7.2(a) or anything else in this Agreement to the contrary, the parties agree and acknowledge that (i) following a Specified Change in Control in which all of the Notes are converted in accordance with the terms thereof, the provisions of Articles II, III and V of this Agreement shall terminate, and (ii) following a Specified Change in Control (whether or not the Notes are converted in accordance with the terms thereof), each Holder will retain its right to redemption under Section 5 of the Notes and its registration rights under
Article IV hereof, and (if applicable) any acquiring entity will assume and honor the Holders' existing registration rights, which rights will thereafter be exercisable by the Holders in respect of the securities received by each Holder from the acquiring entity in such Specified Change in Control.

                  (c) No termination of this Agreement shall by virtue of such termination relieve any party from any liability existing at the time of such termination for the breach of any of the agreements set forth in this Agreement.

                  SECTION 7.3 Amendments and Waivers. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or any Holder unless such modification, amendment or waiver is approved in writing by the Company, Silver Lake (so long as it is entitled to its rights under Article II hereof) and those Investor Security holders who hold a majority of the outstanding Class A Common Stock and all shares of Class A Common Stock issuable (without regard to any present restrictions on such issuance) upon conversion of the Notes or Preferred Stock. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

                  SECTION 7.4 Successors, Assigns and Transferees. This Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by any party hereto (except as described in the next sentence) without the prior written consent of the other parties. Silver Lake and its Affiliates may assign their respective rights and obligations hereunder to any Affiliate or Affiliates thereof and, subject to the Transfer provisions herein, to any other third party.

                  SECTION 7.5 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent, with respect to the Company and Silver Lake, to their respective addresses specified in the Securities Purchase Agreement (or at such other address as any such party may specify by like notice) and, with respect to any other Holder, to the address of such Holder as shown in the stock record books of the Company (or at such other address as any such Holder may specify to all of the above by like notice).

                  SECTION 7.6 Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

                  SECTION 7.7 Entire Agreement. Except as otherwise expressly set forth herein, this document, the Notes, the Letter Agreement and the Stock Purchase Agreement embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

                  SECTION 7.8 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach, default or noncompliance under this Agreement or any waiver on such party's part of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

                  SECTION 7.9 Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed in all respects by the laws of the State of New York. No suit, action or proceeding with respect to this Agreement may be brought in any court or before any similar authority other than in a court of competent jurisdiction in the State of New York, and the parties hereto hereby submit to the exclusive jurisdiction of such courts for the purpose of such suit, proceeding or judgment. The parties hereto hereby irrevocably waives any right which they may have had to bring such an action in any other court, domestic or foreign, or before any similar domestic or foreign authority. Each of the parties hereto hereby irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Agreement and for any counterclaim therein.

                  SECTION 7.10 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                  SECTION 7.11 Effective Date. This Agreement shall become effective immediately upon the Closing.

                  SECTION 7.12 Enforcement. Each party hereto acknowledges that money damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with its terms, and it is therefore agreed that in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof.

                  SECTION 7.13 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                  SECTION 7.14 No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Company and each Holder covenant, agree and acknowledge that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, general or limited partner or member of Silver Lake or of any Affiliate or assignee thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of Silver Lake or any current or future member of Silver Lake or any current or future director, officer, employee, partner or member of Silver Lake or of any Affiliate or assignee thereof, as such for any obligation of Silver Lake under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

                  SECTION 7.15 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile signature(s).

                  IN WITNESS WHEREOF, the parties hereto originally executed the Original Securityholders Agreement as of the date set forth in the first paragraph hereof and are executing and delivering this amended and restated Agreement as of July 12, 2002.

                                       GARTNER, INC.


                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:


                                       SILVER LAKE PARTNERS, L.P.
                                       By:  Silver Lake Technology Associates,
                                            L.L.C., its general partner


                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:


                                       SILVER LAKE INVESTORS, L.P.
                                       By:  Silver Lake Technology Associates,
                                            L.L.C., its general partner


                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:


                                       SILVER LAKE TECHNOLOGY INVESTORS, L.L.C.


                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:

                                       INTEGRAL CAPITAL PARTNERS IV, L.P.
                                       By:  Integral Capital Management IV, LLC
                                            its general partner


                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:


                                       INTEGRAL CAPITAL PARTNERS IV MS SIDE
                                       FUND, L.P.
                                       By:  Integral Capital Partners NBT, LLC
                                            its general partner


                                            By:
                                               ---------------------------------
                                            Name:
                                            Title: